UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 15, 2018

Date of Report (Date of Earliest Event Reported)

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Sears Holdings Corporation (the “Company”) on October 15, 2018 (the “Original Form 8-K”), announcing, among other things, the filing of a motion to commence “going out of business sales” at 142 unprofitable stores that the Company expects to close near the end of the Company’s 2018 fiscal year under Item 2.05. Costs Associated with Exit or Disposal Activities. At such time, the Company was unable to provide a good faith estimate of the amount, nature or timing of restructuring and impairment charges that would be incurred as a result of those actions. The Company is filing this Current Report on Form 8-K/A to amend the Original Form 8-K to supplement the disclosures made therein under Item 2.05. No other amendments to the Original Form 8-K are being made by this Amendment.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The Company expects to incur charges of approximately $443 million, including $81 million in markdowns, $9 million in severance costs, $335 million in lease termination costs, $12 million in other charges, and $6 million in depreciation, in the third and fourth fiscal quarters of 2018 as a result of the store closures announced on October 15, 2018. The estimated amount for lease termination costs includes leases that may be rejected pursuant to the Company’s proceedings under chapter 11 of title 11 of the United States Code and is based on contractual future rent payments and does not include any adjustment to reduce the amount to the expected allowed claims as the damages from the possible rejection of such leases cannot currently be estimated.

The charges recorded by the Company for the third quarter ended November 3, 2018 are reflected in Note 4 to Condensed Consolidated Financial Statements under the heading “Store Closings and Severance” in the Company’s Quarterly Report on Form 10-Q for the Quarterly Period ended November 3, 2018, filed by the Company on December 13, 2018 (the “Third Quarter 10-Q”).

The forward-looking statements contained herein, including those relating to the charges described above, involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which include economic and other conditions as well as those related to the Company’s proceedings under chapter 11 of title 11 of the United States Code, including as described in the Third Quarter 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Member of the Office of the Chief Executive and Chief Financial Officer

Dated: December 18, 2018